EX-23
                             CONSENT OF ACCOUNTANTS

                         Turner, Jones & Associates, PLLC
                               McLean, Virginia



May 5, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Next Generation Media Corp. - Form S-8

Dear Sir/Madame:

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report in Next Generation Media Corp.'s Form 10-KSB filed on April 15, 2002, and to all references to our firm included in this Registration Statement.

                                      Sincerely,


                                      /s/  Turner, Jones & Associates
                                      Turner, Jones & Associates